FOR  IMMEDIATE  RELEASE
-----------------------



                                 Contact:     MathSoft/Insightful
                                              Peter  Hallett, VP of Marketing
                                              206-283-8802  x323
                                              Dermot  O'Grady,  CFO
                                              617-577-1017  x821

                                              FitzGerald  Communications
                                              Pete  Hillan
                                              415-986-9500  x213



           MATHSOFT SELLS ENGINEERING AND EDUCATION PRODUCTS DIVISION;
             COMPANY APPOINTS NEW CEO AND CHANGES NAME TO INSIGHTFUL

 STRATEGIC MOVES REFLECT COMPANY'S FOCUS ON FASTER GROWING DATA ANALYSIS MARKET


CAMBRIDGE, MASS., -January 23, 2001 - MathSoft, Inc. (NASDAQ: MATH), a leading provider of technical software and services, today announced the sale of its Engineering and Education Products Division (EEPD) to a private company formed by its management team and headed by Chris Randles, formerly a senior vice president of MathSoft and the general manager of its Engineering and Education Products Division. The sale of EEPD's assets for gross cash proceeds of $7 million has been approved by the board of directors and is effective immediately. Outside equity investors and EEPD management have financed the acquisition of EEPD.

MathSoft, Inc. will proceed to do business as Insightful Corporation, based in Seattle, under a new trading symbol (NASDAQ: IFUL) expected to become available for use on January 24, 2001. MathSoft shareholders will be asked to approve a formal name change from MathSoft, Inc., to Insightful Corporation at the next annual meeting of stockholders, presently contemplated to be held in April of 2001. The sale of the EEPD Division by MathSoft, Inc. did not result in any change in the nature of the rights of MathSoft, Inc. shareholders whose ownership in the company continues uninterrupted.


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Following the sale of the EEPD Division, the operations of MathSoft, Inc., doing business as Insightful Corporation, will be focused going forward on solutions for predictive analysis, data mining and business intelligence. MathSoft originally acquired the data analysis operation in 1993, which grew its revenues to $15.2 million in 2000. The company's flagship product, S-PLUS(R), is a de facto standard software package for statistical data analysis.

The newly divested EEPD operation will do business as MathSoft Engineering & Education, Inc., and expects to assume all rights to the MathSoft name following shareholder approval of the name change to Insightful Corporation.

Effective February 1, 2001 Shawn Javid, senior vice president and general manager of the Data Analysis Products Division will become president and CEO of Insightful Corporation. MathSoft's Chairman, President and CEO, Charles Digate will remain chairman of Insightful for a minimum transition period of six months. "Although engineering and educational software were the genesis of MathSoft, focusing the company on higher growth data analysis solutions will provide the best opportunity for Insightful to deliver long term shareholder value," said Digate. "Shawn Javid has been instrumental in the success and rapid growth that the Data Analysis Products Division has enjoyed to date and is the natural choice to lead Insightful forward in this exciting next stage in the company's evolution."

The Data Analysis Products Division has demonstrated strong growth over the last several years. In a separate release today, the company announced quarterly revenues of $3.8 million, for the fourth quarter ended December 31, 2000, representing a 16% increase from the fourth quarter of 1999. For the year ended December 31, 2000 the division showed a 25% increase in revenues.

"I am honored and excited to lead the business forward," said Javid, the new CEO. "With this move, Insightful will be able to effectively capitalize on our core strengths and key growth opportunities as a provider of solutions for predictive analysis and data mining." Javid added, "Insightful already has a broad base of blue chip customers across four core markets of financial services, life sciences, manufacturing and CRM, all of whom already benefit from the real bottom-line value provided by our analytical solutions. Our customers rely on us to increase the quality of information available to decision makers, by improving the speed, accessibility and sophistication of analytical methods."

The company will be holding a conference call regarding this announcement on January 23, 2001 at 5:00 pm EST. The dial-in number for the call is 888 287-2552 and a replay will be available for a seven-day period following the call or via Webcast at www.insightful.com/investor The company also today announced results for the fourth quarter and year ended December 31, 2000.


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ABOUT  INSIGHTFUL  CORPORATION,  FORMERLY  KNOWN  AS  MATHSOFT,  INC.

FOUNDED IN 1984, AND FOLLOWING ITS JANUARY 2001 SALE OF ITS ENGINEERING AND EDUCATIONAL PRODUCTS DIVISION, MATHSOFT WILL NOW DO BUSINESS AS INSIGHTFUL
CORPORATION (NASDAQ: IFUL). INSIGHTFUL CORPORATION IS A LEADING SUPPLIER OF SOFTWARE AND SERVICES FOR PREDICTIVE ANALYSIS, DATA MINING, AND BUSINESS INTELLIGENCE. ITS CUSTOMERS INCLUDE MOST OF THE MAJOR FINANCIAL SERVICES, BIOTECHNOLOGY, PHARMACEUTICAL, HIGH TECH MANUFACTURING AND TELECOMMUNICATIONS FIRMS THROUGHOUT THE WORLD IN ADDITION TO A LARGE NUMBER OF RESEARCH
INSTITUTIONS IN GOVERNMENT AND ACADEMIA. THE COMPANY HAS MORE THAN 140 EMPLOYEES, WITH CORPORATE OFFICES IN SEATTLE, WA AND BAGSHOT, ENGLAND AND AN EXTENSIVE NETWORK OF INTERNATIONAL DISTRIBUTORS.

THIS RELEASE CONTAINS INFORMATION ABOUT MANAGEMENT'S FUTURE EXPECTATIONS, PLANS AND PROSPECTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS IMPORTANT FACTORS, INCLUDING, BUT NOT LIMITED TO, THE RISKS ASSOCIATED WITH DISTRIBUTION CHANNELS; THE RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS; THE RISKS ASSOCIATED WITH ACQUISITIONS; THE RISKS ASSOCIATED WITH INVESTMENTS IN NEW PRODUCTS AND SERVICES, AND THE ABILITY TO ENHANCE CURRENT PRODUCTS AND TO INTRODUCE NEW PRODUCTS IN A TIMELY FASHION. PLEASE REFER TO THE CAUTIONARY STATEMENTS APPEARING IN INSIGHTFUL'S ANNUAL AND QUARTERLY REPORTS AND PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DISCUSSION OF THESE AND OTHER VARIOUS FACTORS THAT COULD CAUSE INSIGHTFUL'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

MORE INFORMATION ABOUT INSIGHTFUL CORPORATION, PRODUCTS AND SERVICES IS AVAILABLE AT HTTP://WWW.INSIGHTFUL.COM, 1-800/569-0123, FAX 206/283-8691 OR MAIL 1700 WESTLAKE AVENUE NORTH, SUITE 500, SEATTLE, WA 98109.
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S-PLUS  AND  STATSERVER  ARE  REGISTERED TRADEMARKS, AND INSIGHTFUL CORPORATION,
INSIGHTFUL  AND  THE  INSIGHTFUL  LOGO ARE TRADEMARKS OF INSIGHTFUL CORPORATION.


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